Exhibit 10.5
                        Millennium Pharmaceuticals, Inc.


                            Nonstatutory Stock Option
                     GRANTED UNDER 2000 STOCK INCENTIVE PLAN

1. GRANT OF OPTION.

         This document evidences the grant by Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), on JULY 18, 2005 (the "Grant Date") to DEBORAH DUNSIRE, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided in this document and in the Company's 2000 Stock Incentive Plan (the "Plan"), a total of 110,000 shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock") at $ 10.00 per Share. Unless earlier terminated, this option shall expire on July 18, 2015 (the "Final Exercise Date").

         It is intended that the option evidenced by this document shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. VESTING SCHEDULE.

         Subject to Section 3 below and applicable law, this option will become exercisable ("vest") as follows:

          Twelve forty-eighths (12/48ths) of the total number of Shares subject to this option shall become exercisable on July 18, 2006 and an additional one forty-eighth (1/48th) of the total number of Shares subject to this option shall become exercisable monthly thereafter until all of such Shares are exercisable.

         The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 of this document or the Plan.

3. EXERCISE OF OPTION.

         (a) FORM OF EXERCISE. Each election to exercise this option shall be in writing in the form attached to this document, signed by the Participant, and received by the Company at its principal office, accompanied by payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

         (b) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason (except as set forth in this Section 3), then the right to exercise this option shall terminate three months after such cessation, or at the end of such longer period as provided in paragraphs (d), (f), (g) and (h) below, but in no event after the Final Exercise Date. In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

         (d) TERMINATION BY THE COMPANY FOR JUSTIFIABLE CAUSE OR BY THE PARTICIPANT FOR GOOD REASON. If the Participant's employment is terminated by the Company other than for Justifiable Cause (as defined below) or the Participant voluntarily terminates the Participant's employment with Good Reason (as defined below), all shares subject to this option that would have vested within the one-year period following such termination will accelerate, immediately vest and become exercisable. In such event, the period during which the Participant may exercise all vested options (including the accelerated options) shall be extended until one year after the expiration of the Severance Period (as defined in the agreement between the Participant and the Company dated June 23, 2005).

         "Justifiable Cause" shall mean the occurrence of any of the following events: (i) the Participant's conviction of, or plea of NOLO CONTENDERE with respect to a felony or crime involving moral turpitude, (ii) the Participant's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company, (iii) the Participant's commission of an act, or failure to act, which the Board shall reasonably have found to have involved willful misconduct or gross negligence on the Participant's part, in the conduct of the Participant's duties as an employee of the Company, (iv) habitual absenteeism, alcoholism or drug dependence on the Participant's part which interferes with the performance of the Participant's duties as an employee of the Company, (v) the Participant's willful and material failure or refusal to perform the Participant's services as an employee of the Company, (vi) any material breach by Participant to fulfill the terms and conditions under which Participant is employed by the Company, or
(vii) the Participant's willful and material failure or refusal to carry out a direct, lawful written request of the Board.

         "Good Reason" shall mean any action by the Company without the Participant's prior written consent which results in (i) any requirement by the Company that Participant perform the Participant's principal duties outside a radius of 50 miles from the Company's Cambridge, Massachusetts location; (ii) any material diminution in the Participant's title, position, duties, responsibilities or authority, including the Participant's ceasing to serve as the Company's President and Chief Executive Officer or to serve as a member of the Board; (iii) any breach by the Company of any material provision of the agreement between the Participant and the Company dated June 23, 2005 and not cured within thirty (30) days' of written notice thereof; (iv) a reduction in the Participant's base salary (unless such reduction is effected in connection with a general and proportionate reduction of salaries for all members of the Company's management team) or any reduction of the Participant's target bonus amount to less than 80% of the Participant's annual salary; or (v) any acquisition, merger or Change of Control involving the Company which results in the Participant ceasing to serve as the Chief Executive Officer for the surviving entity and for all direct and indirect parent organizations thereof.

         (e) CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Plan), and if within one month prior to or twelve months following such Change of Control, the Participant's employment with the Company or its successor is terminated other than for Justifiable Cause or terminated by the Participant for Good Reason, then all outstanding unvested shares under this option will immediately vest in full.

         (f) EXERCISE PERIOD UPON DISABILITY. If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall be exercisable within the period of one year following the date of disability of the Participant, but in no event after the Final Exercise Date. In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of his or her disability. .

         (g) EXERCISE PERIOD UPON DEATH. If the Participant dies prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall become immediately exercisable in full and shall be exercisable within the period of three years following the date of death of the Participant, but in no event after the Final Exercise Date (it being understood that the option must be exercised within the period of one year following the date of death in order for the option to qualify as an incentive stock option). .

         (h) EXERCISE PERIOD UPON RETIREMENT. If the Participant retires prior to the Final Exercise Date while he or she is an Eligible Participant, and such Participant has, at the time of such retirement, served as an employee of the Company for a period of ten years and has, at the time of cessation, reached the age of fifty-five, then the right to exercise this option shall terminate three years after such cessation, but in no event after the Final Exercise Date (it being understood that the option must be exercised within the period of three months following the date of cessation in order for the option to qualify as an incentive stock option). In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

4. WITHHOLDING.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. TRANSFERABILITY OF OPTION.

         Except as otherwise provided in this Section, this option is not transferable other than by will or the laws of descent and distribution, and this option may be exercised, during the lifetime of the Participant, only by the Participant. However, the Participant may transfer this option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family) and the transferee shall remain subject to all the terms and conditions applicable to this option prior to such transfer. The foregoing right to transfer this option shall apply to the right to consent to amendments of the terms of this option. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant.)

6. PROVISIONS OF THE PLAN.

         This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                          MILLENNIUM PHARMACEUTICALS, INC.


Dated:   July 18, 2005                    By: /s/ LINDA K. PINE
                                          Linda K. Pine
                                          Senior Vice President, Human Resources


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                         NOTICE OF STOCK OPTION EXERCISE

                               Date: ____________

Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, MA 02139
Attention:  Treasurer

Dear Sir or Madam:

     I am the holder of a Nonstatutory Stock Option granted to me under the Millennium Pharmaceuticals, Inc. (the "Company") 2000 Stock Incentive Plan on __________ for the purchase of ___________ shares of Common Stock of the Company at a purchase price of $__________ per share.

     I hereby exercise my option to purchase _________ shares of Common Stock, for which I have enclosed
__________ in the amount of ________. Please register my stock certificate as follows:

        Name(s):            _______________________
                            -----------------------
        Address:            _______________________
        Tax I.D. #:         _______________________


Very truly yours,
-----------------------------
(Signature)